SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2004

ASTEC INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14714	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road

Chattanooga, Tennessee 37421

(Address of Principal Executive Offices and Zip Code)

(423) 899-5898

(Registrant's telephone number, including area code)

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On September 10, 2004, Ernst & Young LLP ("E&Y") resigned as the independent registered public accounting firm for Astec Industries, Inc. ("Astec") effective as of such date. The resignation was the sole decision of E&Y and was not sought, recommended or approved by Astec's audit committee, but the resignation was accepted by Astec's audit committee.

The reports of E&Y on Astec's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period from January 1, 2004 through September 10, 2004, Astec had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods.

During the fiscal years ended December 31, 2003 and 2002 and from January 1, 2004 through September 10, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On September 10, 2004, Astec's audit committee engaged Grant Thornton LLP ("Grant Thornton") as the new independent registered public accounting firm for Astec. During Astec's fiscal years ended December 31, 2003 and 2002, and the subsequent interim period from January 1, 2004 through September 10, 2004, Astec did not consult Grant Thornton regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Astec's financial statements nor did Astec consult Grant Thornton regarding any matter that was the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event.

Astec provided E&Y with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of E&Y's letter dated September 10, 2004, is attached as Exhibit 16.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  Exhibits:

16.1 Letter from Ernst & Young LLP, dated September 10, 2004, to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: September 10, 2004

By: /s/ J. Don Brock

J. Don Brock, Chairman of the Board

and President (Principal Executive Officer)

Index to Exhibits
Exhibit No.	Exhibit Description
16.1	Letter from Ernst & Young LLP, dated September 10, 2004, to the Securities and Exchange Commission regarding change in certifying accountant.